UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

Allegro MicroSystems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39675	46-2405937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Perimeter Road
Manchester, New Hampshire		03103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (603) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2023, Allegro MicroSystems, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the credit agreement, dated as of June 21, 2023, by and among the Company, Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Agent”) and collateral agent, and each lender from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”).

The Amendment provides for a new term loan facility (the “Amendment No. 1 Term Facility”, and the loans extended thereunder, the “Amendment No. 1 Term Loans”) under the Amended Credit Agreement in the aggregate principal amount of $250,000,000. The Amendment No. 1 Term Loans will amortize at a rate of 1.00% per annum. The Amendment No. 1 Term Loans will bear interest, at the Company's option, at a rate equal to (i) Term SOFR (as defined in the Amended Credit Agreement) in effect from time to time plus 2.75% or (ii) the highest of (x) the Federal funds rate, as published by the Federal Reserve Bank of New York, plus 0.50%, (y) the prime lending rate or (z) the one-month Term SOFR plus 1.0% in effect from time to time, plus 1.75%. The Amendment No. 1 Term Facility will mature on October 31, 2030.

The loans and other obligations under the Amendment No. 1 Term Facility are secured by substantially all of the Company’s personal property, including a pledge of all the capital stock of subsidiaries held directly by the Company or any subsidiary that guarantees the Amendment No. 1 Term Facility (which pledge, in the case of any foreign subsidiary, is limited to 65% of the voting stock), subject to certain customary exceptions and limitations. The Amendment generally prohibits any other liens on the assets of the Company and its Restricted Subsidiaries (as defined in the Amended Credit Agreement), subject to certain exceptions.

The proceeds of the Amendment No. 1 Term Loans were used (i) to finance the previously announced merger of Silicon Structures LLC with and into Crocus Technology International Corp (the “Target” or “Crocus”), (ii) to refinance (a) all outstanding term loans under the Term Loan Credit Agreement, dated as of September 30, 2020, by and among the Company, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the other agents, arrangers and lenders from time to time party thereto (the “Existing Term Facility”) and (b) certain indebtedness of the Target and its subsidiaries, and (iii) for general corporate purposes.

The Amended Credit Agreement contains certain covenants applicable to the Company and its Restricted Subsidiaries, including, without limitation, limitations on additional indebtedness, liens, various fundamental changes, dividends and distributions, investments (including acquisitions), transactions with affiliates, asset sales, prepayment of junior financing, changes in business and other limitations customary in senior secured credit facilities.

The Amended Credit Agreement provides for customary events of default. Upon an event of default, the Agent with the consent of, or at the request of, the holders of more than 50% in principal amount of the loans and commitments, may terminate the commitments and accelerate the maturity of the loans and enforce certain other remedies under the Amended Credit Agreement and the other loan documents.

In the ordinary course of their respective businesses, one or more of the lenders party to the Amendment, or their affiliates, have or may have various relationships with the Company and the Company’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and the Company’s subsidiaries may have entered into or may in the future enter into in certain engagements with one or more of such lenders or their affiliates relating to specific endeavors.

The above description of the Amended Credit Agreement, as modified by the Amendment, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Substantially simultaneously with its entry into the Amendment No. 1 Term Facility described in Item 1.01 above, the Company repaid all outstanding loans and terminated all commitments and obligations under its Existing Term Facility.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 31, 2023, the Company completed its previously announced transaction with Crocus pursuant to the Agreement and Plan of Merger, dated August 7, 2023 (the “Merger Agreement”), by and among the Company (for purposes of Section 5.15 and applicable provisions of Article IX of the Merger Agreement only), Allegro MicroSystems, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Parent”), Silicon Structures LLC, a Delaware limited liability company and wholly owned subsidiary of Merger Parent, the Target and NanoDimension Management Limited, as the representative of the Target’s shareholders. The Merger Agreement is more fully described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 8, 2023, which Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On October 31, 2023, the Company issued a press release announcing the completion of the transaction with the Target. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1

Amendment No. 1, dated as of October 31, 2023, to the Credit Agreement, dated as of June 21, 2023, by and among Allegro MicroSystems, Inc., as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and each lender from time to time party thereto*

Exhibit 99.1	Press Release issued by Allegro MicroSystems, Inc. on October 31, 2023
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*Schedules and exhibits to the Amended Credit Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date: October 31, 2023	By:	/s/ Derek P. D'Antilio
Derek P. D'Antilio
Senior Vice President, Chief Financial Officer and Treasurer